UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2018

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2018, Southwestern Energy Company (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Flywheel Energy Operating, LLC (the “Buyer”) under which the Company will sell to the Buyer 100% of the equity in the Company’s subsidiaries that own and operate its Fayetteville Shale exploration and production and related midstream gathering assets for $1.865 billion, subject to customary closing adjustments. In addition, the Buyer will assume approximately $564 million of future contractual commitments, with the Company responsible for certain of these potential obligations up to approximately $126 million related to unused firm transportation through 2020. The Company also will transfer to the Buyer at closing certain natural gas hedge positions that the Company has or will put in place on behalf of the buyers. The transaction has an economic effective date of July 1, 2018.

The Agreement includes customary representations, warranties, covenants and indemnities by the Company and the Buyer. The Buyer has made a deposit of $150 million (the “Deposit”). The Company’s and the Buyer’s obligations to close the transaction are conditioned upon, among other things, (i) the other party’s representations and warranties being true and correct, subject, in certain instances, to certain materiality qualifiers, (ii) the other party’s performance in all material respects of its obligations, agreements and covenants, (iii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, and (iv) waiver by the Federal Energy Regulatory Commission of posting and bidding requirements for the transportation capacity released to the Buyer. The Agreement contains termination rights for the Company and the Buyer, including (i) if conditions to closing are not satisfied through no fault of the terminating party, (ii) if the other party commits a material breach and (iii) if closing does not occur by December 31, 2018. There can be no assurance that the conditions to closing the transaction will be satisfied. If the Agreement and the transaction are terminated on account of the Buyer’s failure to close when required, the Company may retain the Deposit, the Buyer is obligated to reimburse the Company for losses on the hedging positions put in place pursuant to the terms of the Agreement, and the Buyer’s sponsors have guaranteed this obligation up to $50 million.

The above description of the material terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report.

Section 9—Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement dated as of August 30, 2018, between Southwestern Energy Company and Flywheel Energy Operating, LLC

*	The Company has omitted certain exhibits and schedules to the Agreement. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: September 4, 2018	By:	/s/ Julian M. Bott
		Name:	Julian M. Bott
		Title:	Executive Vice President and Chief Financial Officer